EXHIBIT 32.2

Certification of Chief Executive Officer and

Chief Financial Officer Pursuant to

18 U.S.C. Section 1350, As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with Amendment No. 1 to the Annual Report of Matson, Inc. (the “Company”) on Form 10-K/A for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Matthew J. Cox, as Chairman and Chief Executive Officer of the Company, and Joel M. Wine, as Senior Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Matthew J. Cox
Name:	Matthew J. Cox
Title:	Chairman and Chief Executive Officer
Date:	April 8, 2019

/s/ Joel M. Wine
Name:	Joel M. Wine
Title:	Senior Vice President and Chief Financial Officer
Date:	April 8, 2019